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                                                                     Exhibit 21

                    List of Subsidiaries of the Registrants

Trump Casino Holdings, LLC
   Trump Casino Funding, Inc. (DE)
   Trump Indiana, Inc. (DE)
   Trump Indiana Realty, LLC (DE)
   Trump Marina Associates, L.P. (NJ)
   Trump Marina, Inc. (NJ)
   THCR Management Holdings, LLC (DE)
   THCR Management Services, LLC (DE)

Trump Casino Funding, Inc.
   None

Trump Indiana, Inc.
   None

Trump Indiana Realty, LLC.
   None

Trump Marina Associates, L.P.
   None

Trump Marina, Inc.
   None

THCR Management Holdings, LLC
   THCR Management Services, LLC (DE)

THCR Management Services, LLC
   None